Exhibit 10.2

AIR PRODUCTS AND CHEMICALS, INC.

SENIOR MANAGEMENT SEVERANCE PLAN AND SUMMARY PLAN DESCRIPTION

Effective April 1, 2016

AIR PRODUCTS AND CHEMICALS, INC.

SENIOR MANAGEMENT SEVERANCE PLAN AND SUMMARY PLAN DESCRIPTION

Air Products and Chemicals, Inc. (the “Company”) adopted this Plan effective April 1, 2016 to provide severance benefits for eligible employees of the Company whose employment is terminated under certain circumstances. The Plan shall be known as the Air Products and Chemicals, Inc. Senior Management Severance Plan. This document shall constitute both the Plan Document and the Summary Plan Description.

ARTICLE I

DEFINITIONS

Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary:

1.1 “Annual Incentive Plan” shall mean the Air Products and Chemicals, Inc. Annual Incentive Plan, or any successor short term bonus plan.

1.2 “Board” shall mean the Board of Directors of the Company or the Management Development and Compensation Committee of the Board of Directors of the Company or another Committee thereof appointed by the Board of Directors of the Company to carry out its authority under the Plan.

1.3 “Change in Control” shall mean the first to occur of any one of the events described below:

(a) Stock Acquisition. Any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 as amended from time to time [the “Act”]), other than the Company or a corporation, a majority of whose outstanding stock entitled to vote is owned, directly or indirectly, by the Company, or a trustee of an employee benefit plan sponsored solely by the Company and/or such a corporation, is or becomes, other than by purchase from the Company or such a corporation, the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding voting securities. Such a Change in Control shall be deemed to have occurred on the first to occur of the date securities are first purchased by a tender or exchange offer, the date on which the Company first learns of acquisition of 20% of such securities, or the later of the effective date of an agreement for the merger, consolidation or other reorganization of the Company or the date of approval thereof by a majority of the Company’s shareholders, as the case may be.

(b) Change in Board. During any period of two consecutive years, individuals who at the beginning of such period were members of the Board of Directors of the Company, cease for any reason to constitute at least a majority of the Board of Directors, unless the election or nomination for election by the Company’s shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. Such a Change in Control shall, be deemed to have occurred on the date upon which the requisite majority of directors fails to be elected by the shareholders of the Company.

(c) Other Events. Any other event or series of events which, notwithstanding any other provision of this definition, is determined, by a majority of the outside members of the Board of Directors of the Company serving in office at the time such event or events occur, to constitute a Change in Control of the Company for purposes of this Plan. Such a Change in Control shall be deemed to have occurred on the date of such determination or on such other date as such majority of outside members of the Board of Directors of the Company shall specify.

1.4 “Company” shall mean Air Products and Chemicals, Inc. or any successor thereto.

1.5 “Covered Employee” shall mean an individual who, on the Date of Termination is a classified on the Employer’s books and records as a full-time Employee in a position graded level 122 and above whose primary work location is in the United States or who is a United States citizen or resident on a temporary assignment to a work location in a foreign country. Individuals in the following categories shall not be Covered Employees:

(a)	an Employee who is a party to an individual employment agreement with the Employer approved by the Board of Directors of the Company or a Committee thereof;

(b)	an Employee who is eligible to receive a benefit under the Air Products and Chemicals, Inc. Executive Separation Program, or the Air Products and Chemicals, Inc. Severance Plan; or

(c)	an Employee who is entitled to receive a benefit under the Air Products and Chemicals, Inc. Special Severance Plan.

Notwithstanding the above, the Plan Administrator may, in his sole discretion, prescribe that individuals who do not meet the above requirements will be treated as “Covered Employees”.

1.6 “Date of Termination” shall mean the date an Employee’s relevant employment with the Employer terminates as reflected in the Employer’s records.

1.7 “Effective Date” the original effective date of this Plan is April 1, 2016.

1.8 “Employee” shall mean a regular, active, employee of an Employer. Employee shall not include any individuals who are interns, cooperative employees, employees working in the Supplemental Employment Program, leased employees within the meaning of Section 414(n) of the Internal Revenue Code, contract employees or individuals who are treated as independent contractors under an agreement with an Employer.

1.9 “Employer” shall mean the Company and any wholly-owned domestic Subsidiary which is designated as a participating employer in the Plan by the Vice President, Human Resources of the Company.

1.10 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.11 “Normal Severance Benefit” shall mean the severance benefit described in Section 3.1 hereof.

1.12 “Plan” shall mean the Air Products and Chemicals, Inc. Senior Management Severance Plan, as set forth herein and as amended from time to time.

1.13 “Plan Administrator” shall mean the Vice President, Human Resources of the Company or any other individual whom the Vice President, Human Resources delegates to perform such function.

1.14 “Plan Year” shall mean the annual period beginning on October 1 and ending September 30 of the following calendar year. The first Plan Year shall begin on April 1, 2016 and end on September 30, 2016.

1.15 “Subsidiary” shall mean any domestic or foreign corporation, partnership, association, joint stock company, trust or unincorporated organization affiliated with the Company that is, directly or indirectly, through one or more intermediates, controlling, controlled by, or under common control with, the Company. “Control” for this purpose means the possession, direct or indirect, of the exclusive power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, contract or otherwise.

1.16 “Weekly Pay” shall mean the Employee’s annual base salary on his Date of Termination, plus if applicable, the average of the Annual Incentive Plan awards received by the Employee for the last three fiscal years, divided by fifty-two (52) weeks. Such average shall be of fewer than three awards if the Employee is eligible for the Annual Incentive Plan at the Date of Termination and became eligible for the Annual Incentive Plan during the last three fiscal years.

For purposes of the Plan, “annual base salary,” shall exclude:

(i) Discretionary bonuses and grants, including, without limitation, income howsoever derived from the granting of any stock options or other stock awards, scholastic aid, or payments and awards for suggestions and patentable inventions, variable pay, other merit awards, expense allowances and noncash compensation (including imputed income);

(ii) “Company Matching Contributions” and “Company Core Contributions” as defined in, earnings allocated to accounts under, and distributions from the Air Products and Chemicals, Inc. Retirement Savings Plan or payments, accruals or distributions under the Air Products and Chemicals, Inc. Pension Plan for Salaried Employees or under any other severance or incentive plan or retirement, pension or profit sharing plan of an Employer;

(iii) Overtime, commissions, mileage, shift premiums, and payments in lieu of vacation; and

(iv) All supplemental compensation for domestic or overseas assignments, including, without limitation, premium pay, cost of living and relocation allowances and forgiveness, mortgage interest allowances, tax equalization payments and other emoluments of such service.

Weekly Pay used to calculate Plan benefits shall be determined from the Employer’s records in the absolute discretion of the Plan Administrator. Weekly Pay may also include such other forms of compensation not described above as the Plan Administrator determines in his absolute discretion.

1.17 “Years of Service” shall mean the number of continuous years a Covered Employee worked for the Company or a Subsidiary of the Company, while such Subsidiary was a Subsidiary of the Company, from his most recent date of hire to his Date of Termination. If an Employee’s Years of Service includes a fractional Year of Service, his Years of Service shall be rounded up to the next whole number. Years of Service shall be determined from the Employer’s records in the absolute discretion of the Plan Administrator. Years of Service may also include such other periods of employment as the Plan Administrator determines in his absolute discretion.

ARTICLE II

ENTITLEMENT TO BENEFITS

2.1 Eligibility. A Covered Employee who meets the other requirements of this Article II shall be entitled to benefits under Article III if his employment with the Employer and all Subsidiaries is involuntarily terminated on or after the Effective Date for a reason other than “cause” or documented substandard work performance. For purposes of this Section, “cause” shall include, without limitation, the Employee’s insubordination, dishonesty, illegal act, or violation of an Employer policy or an obligation to the Employer.

No benefits shall be payable under Article III if the Employee voluntarily takes a leave of absence, resigns, retires, or otherwise voluntarily terminates his employment. The Plan Administrator shall have sole discretion to determine whether any particular termination meets the requirements of this Article II and may specify other conditions for determining whether a termination qualifies for benefits under Article III.

Notwithstanding the above, the Plan Administrator may, in his sole discretion, prescribe circumstances other than those described in the preceding paragraphs of this Section 2.1 for which benefits under Article III will be paid, provided the other requirements of this Article II are met.

2.2 Employment with Successor Employer. If any subsidiary, unit, division, business, or facility of the Employer, or segment thereof, is divested, sold and otherwise transferred so that it ceases to be an entity or part of an entity controlled by or under common control with the

Company within the meaning of Section 414(b) or (c) of the Internal Revenue Code of 1986, as amended, including, but not limited to, through sale of assets or stock, formation of a joint venture, corporate spinoff resulting from distribution of securities to shareholders, or any other form of business transaction, and the Covered Employee is offered employment with such divested or transferred subsidiary, unit, division or business (whether or not he accepts such offer), he shall not be entitled to benefits under Article III.

2.3 Separation Agreement. To receive Plan benefits a Covered Employee must sign a Separation Agreement (as described in subsection (a)) within the time provided under section (b) and must not revoke the Agreement under subsection (c).

(a) Purpose. The Separation Agreement is an agreement between a Covered Employee and the Employer, whereby in exchange for benefits under the Plan, the Covered Employee releases any and all claims he may have against, and covenants not to sue, the Employer. The Separation Agreement shall be in the form prescribed by the Plan Administrator and shall advise the Covered Employee to consult with an attorney before signing the Agreement.

(b) Time for Consideration. The Covered Employee shall be given a reasonable period of time not to exceed 30 days in which to review the Agreement and consult with an attorney and other advisors prior to signing the Agreement.

(c) Revocation Period. A Covered Employee shall be entitled to revoke the Agreement within seven (7) days after signing the Agreement. In order to revoke the Agreement, the Covered Employee must give the Plan Administrator written notice of revocation within such seven (7) day period of time.

2.4 Actively at Work. To receive Plan benefits a Covered Employee must be actively at work when he receives notice of the termination of his employment. A Covered Employee who is on any kind of paid or unpaid leave of absence shall not be entitled to benefits under Article III.

2.5 Return of Employer Property. To receive Plan benefits a Covered Employee whose employment is terminated is required immediately to return to the Employer his keys, identification card and any other property of the Employer which is in his possession.

2.6 Notice Period. In addition to meeting the other requirements of Article II, the Employer may require a Covered Employee to remain actively at work through a certain date (which may be subsequently revised by the Employer) to be entitled to benefits under Article III.

ARTICLE III

BENEFITS

3.1 Normal Severance Benefit. A Covered Employee who meets the requirements of Article II shall receive a lump sum payment equal to the greater of 26 times his Weekly Pay or his Years of Service multiplied by two times his Weekly pay, not to exceed 52 times his Weekly Pay. Such benefit shall be payable as soon as administratively practical after the later of the Date of Termination or the date the Employer receives a Separation Agreement signed by the Covered Employee (provided that payment shall in no event be made before the expiration of the period described in Section 2.3(c)). In the event the period described in Sections 2.3(b) and (c) spans two taxable years, such payment will be made in second taxable year. If the Covered Employee is covered under any of the Company’s group medical and dental plans as of the Date of Termination and is eligible for and timely elects continuation coverage under any such plan pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company will pay the cost of such COBRA coverage on behalf of the Covered Employee, and each of his dependents who were covered under such medical and dental plan as of the Employment Termination Date and who are qualified beneficiaries under COBRA, for six months following the Date of Termination. Notwithstanding the preceding sentence, to the extent that any Covered Employee is eligible to commence retiree medical benefits under the Company’s group medical plan on the Date of Termination, the preceding sentence shall not apply to such Covered Employee with respect to such plan and shall not affect the Covered Employee’s entitlement to retiree medical benefits under the terms and conditions of such plan.

3.2 Limitation on Benefits. Payments to a Covered Employee under the Plan shall in no event exceed the lesser of (1) two (2) times the Internal Revenue Code Section 401(a)(17) limitation as in effect at the time of termination or two (2) times the Covered Employee’s annual compensation during the year immediately preceding his Date of Termination; (2) shall not be contingent, directly or indirectly upon retirement; and (3) shall not be made to any Covered Employee after twenty-four (24) months have elapsed since the Covered Employee’s Date of Termination. In the event a benefit earned pursuant to Section 3.1 above exceeds two (2) times the Code Section 401(a)(17) limitation, any amount in excess of two (2) times the Code Section 401(a)(17) limitation shall be deemed a separate payment and shall be paid no later than two and one half (2  1/2) months after the end of the year in which the Covered Employee satisfies the requirements of Article II.

ARTICLE IV

FUNDING

4.1 Plan Unfunded. All payments under this Plan shall be made from the general assets of the Employer. The Plan shall be unfunded except to the extent that the Company, solely for the Company’s convenience and, at the Company’s sole discretion, makes contributions with respect to Plan benefits to a trust under Section 501(c) (9) of the Internal Revenue Code. Accordingly, in the absence of any such trust, it is not expected that the Plan will ever accumulate any assets. The Company shall not be required to fund or maintain any such trust or to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Plan benefits.

4.2 Payment of Expenses. The Employer shall pay all expenses incurred in the administration of this Plan.

ARTICLE V

PLAN ADMINISTRATION

5.1 Authority and Duties. It shall be the duty of the Plan Administrator, on the basis of information supplied by the Company, to determine the entitlement of each Covered Employee to Benefits under the Plan and to approve the amount of the cash benefits payable to each such Covered Employee. The Company shall make such payments as the Plan Administrator determines to be due to Covered Employees. The Plan Administrator shall have the full power and authority to (a) determine whether a Covered Employee’s termination of employment with the Company constitutes an involuntary termination for purposes of the Plan and (b) construe, interpret and administer the Plan, to correct deficiencies therein, and to supply omissions. All decisions, actions, and interpretations of the Administrator shall be final, binding, and conclusive upon the parties.

5.2 Expenses of the Administrator. All reasonable expenses of the Plan Administrator shall be paid or reimbursed by the Company upon proper documentation. The Company shall indemnify and defend the Plan Administrator against personal liability for actions taken in good faith in the discharge of its duties hereunder.

5.3 Actions of the Administrator. Whenever a determination is required of the Plan Administrator under the Plan, such determination shall be made solely at the discretion of the Plan Administrator. In addition, the exercise of discretion by the Administrator need not be uniformly applied to similarly situated Covered Employees and shall be final and binding on each Covered Employee or beneficiary(ies) to whom the determination is directed.

ARTICLE VI

AMENDMENT AND TERMINATION

6.1 Amendment and Termination. The Company intends and expects to continue the Plan indefinitely. Nevertheless, the Company reserves the right to terminate the Plan or amend or modify it from time to time. Actions referred to in this subsection may be taken on behalf of the Company by its Vice President, Human Resources and evidenced by a resolution, amendment, new or revised Plan document or other writing.

ARTICLE VII

MISCELLANEOUS

7.1 No Assignment. None of the payments, benefits or rights of any Covered Employee shall be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee’s process, or any other legal or equitable process available to any creditor of such Covered Employee. No Covered Employee shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under the Plan.

7.2 Other Plans. The Plan, the Air Products and Chemicals, Inc. Severance Plan and the Air Products and Chemicals, Inc. Special Severance Plan, and the Air Products and Chemicals, Inc. Executive Separation Program are the only plans of the Employers that provide separation benefits to Covered Employees. The Plan, The Air Products and Chemicals Severance Plan and the Air Products and Chemicals, Inc. Special Severance Plan, and the Air Products and Chemicals, Inc. Executive Separation Program supersede and replace in their entirety any previous plans, policies, practices or procedures of the Employer which provided separation benefits to Covered Employees.

7.3 No Right to Employment. Nothing contained in this Plan shall be deemed to give an Employee the right to be retained in the employ of the Employer, and the Employer reserves the right to terminate the employment of any Employee whenever, in its sole discretion, the Employer deems such action necessary.

7.4 Controlling Law. The Plan shall be construed and enforced according to the laws of the Commonwealth of Pennsylvania to the extent not preempted by Federal law. The Plan is not intended to be included in the definitions of “employee pension benefit plan” and “pension plan” set forth under Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Rather, the Plan is intended to meet the descriptive requirements of a plan constituting a “severance pay plan” within the meaning of regulations published by the Secretary of Labor at Title 29, Code of Federal Regulations, Section 2510.3-2(b).

7.5 Right to Withhold. The Employer shall have the right to withhold from all distributions from the Plan any federal, state, or local taxes required by law to be withheld with respect to such distributions.

7.6 Incapacitated Covered Employee. If the Plan Administrator deems any Covered Employee incapable of receiving any benefit to which he is entitled under the Plan by reason of illness, infirmity or other incapacity, the Plan Administrator may direct that payment be made to such person’s legally appointed guardian, or if none has been appointed, to the holder of a legally valid power of attorney from such person, or otherwise, to any other person for the Covered Employee’s benefit, without responsibility for the application of amounts so paid. Such payments shall, to the extent thereof, discharge the liability of the Employer under the Plan.

7.7 Headings. The headings of the Articles and Sections of the Plan are for reference only. In the event of a conflict between a heading and the contents of an Article or Section, the contents of the Article or Section shall control.

7.8 Number and Gender. Whenever any words used herein are in the singular form or in the masculine form, they shall be construed as though they were also in the plural form or in the feminine or neuter from in all cases where they would so apply.

ARTICLE VIII

BENEFIT CLAIMS PROCEDURE.

8.1 The claims and appeals procedure herein provided is intended to meet the requirements of ERISA and the regulations thereunder. By virtue of such requirement, the procedure provided in this Article VIII shall be the sole and exclusive procedure for claiming benefits or appealing any denial of a claim for benefits under the Plan. This procedure shall, in respect of all claims arising under the Plan, supersede and preempt any and all procedures for the settlement of disputes or resolution of grievances under any other agreements or plans.

8.2 Filing a Claim.

(a) Initial Claim. In the event of a claim by any person including but not limited to any Employee (the “Claimant”) or an authorized representative as to whether he or she is entitled to any benefit under the Plan, the amount of any distribution or its method and timing of payment, such Claimant shall present the reason for his or her claim in writing to the Plan Administrator. The claim must be filed within forty-five (45) days following the date upon which the Claimant first learns of his or her claim. All claims shall be in writing, signed and dated and shall briefly explain the basis for the claim. The Plan Administrator shall ensure that all claim determinations are made in accordance with the terms of the Plan document, and, where appropriate, that Plan provisions are applied consistently with respect to similarly situated claimants.

The Plan Administrator shall, within ninety (90) days after receipt of such written claim, decide the claim and send written notification to the Claimant as to its disposition; provided that the Plan Administrator may elect to extend said period for an additional ninety (90) days if special circumstances so warrant and the Claimant is so notified in writing prior to the expiration of the original ninety (90) day period. Such notification shall indicate the circumstances warranting the extension of time and the date by which the Plan expects to decide the claim. In no event shall a decision regarding a claim be made later than 180 days after the Plan Administrator receives the claim.

(b) Denial. In the event the claim is wholly or partially denied, the Claimant shall receive written notification of the denial, which is written in a manner reasonably calculated to be understood by the Claimant, and includes the following information: the specific reason or reasons for the denial; specific reference to pertinent Plan provisions on which the denial is based; a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; the procedure by which the Claimant may appeal the denial of his or her claim; and a statement of the Claimant’s right to bring a civil action under Section 502(a) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), following a denial of the Claimant’s appeal.

(c) Appeal. The Claimant may request a review of a claim denial by making application in writing to the Air Products and Chemicals, Inc. Benefits Committee (“Benefits Committee”) within sixty (60) days after receipt of such denial. The Claimant may submit written comments, documents, records, and other information in support of his or her claim or position. Upon written request to the Benefits Committee, the Claimant shall be provided, free of charge, access to and copies of, all documents, records, and other information relevant to the claim. The Benefits Committee, in its sole discretion, shall determine whether requested information is relevant to the claim, in accordance with the claims procedure regulations of the Department of Labor set forth in 29 CFR Section 2560.503-1 (the “Claims Procedure Regulations”).

Within sixty (60) days after receipt of a written appeal, the Benefits Committee shall decide the appeal and notify the Claimant of the final decision; provided that the Benefits Committee may elect to extend said period for an additional sixty (60) days if special circumstances so warrant and the Claimant is notified in writing prior to the expiration of the original sixty (60) day period. Such notification shall indicate the circumstances warranting the extension of time and the date by which the Plan expects to decide the claim. In no event shall a decision regarding an appeal be made later than one hundred and twenty (120) days after the Plan receives the appeal.

In the event the appeal is wholly or partially denied, the Claimant shall receive written notification of the denial, which is written in a manner reasonably calculated to be understood by the Claimant, and includes the following information: the specific reason or reasons for the denial; specific reference to pertinent Plan provisions on which the denial is based; a statement that the Claimant has the right to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits. (The Benefits Committee, in its sole discretion, shall determine whether requested information is relevant to the claim, in accordance with the Claims Procedure Regulations.), and a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA. It is intended that the claims procedure of the Plan be administered in accordance with the Claims Procedure Regulations.

ARTICLE IX

IMPORTANT PLAN INFORMATION

Name of Plan

Air Products and Chemicals, Inc. Senior Management Severance Plan.

Plan Sponsor and Participating Employers

The name, address, and telephone number of the Plan Sponsor are as follows:

Air Products and Chemicals, Inc.

7201 Hamilton Boulevard

Allentown, PA 18195-1501

Phone Number: (610) 481-6494

Covered Employees and their beneficiaries may receive from the Plan Administrator, upon written request, information as to whether a particular employer has adopted the Plan and, if so, its address.

Type of Plan

The Plan is designed as a severance plan, a type of welfare benefit plan under ERISA.

Plan Identification Numbers

The Plan is reported to the Department of Labor under the Company’s Employer Identification Number, 23-1274455, and under the Plan Number 702.

Plan Year

The financial records for the Plan are kept according to a Plan Year that begins on October 1 and ends on September 30.

Plan Administration

The Plan Administrator manages the Plan and resolves questions on its operation, according to the Plan document. The Plan Administrator for the Plan is the Vice President, Human Resources of the Company or his/her designee. The Plan is administered in accordance with the terms of the definitive text of the Plan as amended from time to time by the Company. The Plan Administrator has the responsibility of interpreting and administering the provisions of the Plan. The Plan Administrator has the power and discretionary authority to construe the terms of the Plan and to determine all questions that arise under it. Such power and authority include, for example, the administrative discretion to resolve issues with respect to eligibility, amount of Plan benefits and to interpret any other terms contained in the Plan documents. The Plan Administrator’s interpretations and determinations are binding on all participants, employees, former employees and their beneficiaries.

You may contact the Plan Administrator by writing or phoning:

Air Products and Chemicals, Inc.

7201 Hamilton Boulevard

Allentown, PA 18195-1501

Attention: Vice President, Human Resources

Phone Number: (610) 481-6494

Funding of the Plan

The Employers pay all costs of the Plan.

Agent for Legal Process

If you want to seek legal action about the Plan for any reason, you may direct legal process to the Plan Administrator.

Air Products and Chemicals, Inc.

7201 Hamilton Boulevard

Allentown, PA 18195-1501

Attention: Vice President, Human Resources

Phone Number: (610) 481-6494

Your Rights Under ERISA

As a participant in the Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). ERISA provides that all Plan participants shall be entitled to:

•

Examine, without charge, at the Plan Administrator’s office and at other specified locations, all documents governing the Plan, including a copy of the latest annual report (Form 5500 Series) filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.

•

Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan, including copies of the latest annual report (Form 5500 Series) and updated summary plan description. The Plan Administrator may make a reasonable charge for the copies.

•	Receive a summary of the Severance Plan’s annual financial report.

In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate your Plan, called “fiduciaries”, have a duty to do so prudently and solely in your interest as well as that of other Plan participants and beneficiaries.

No one, including your employer or any other person, may terminate your employment or otherwise discriminate against you in any way to prevent you from obtaining a benefit or exercising your rights under ERISA.

Under ERISA there are steps you can take to enforce the rights explained above. For instance, if you request materials about the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

If you have a claim for benefits that is denied or ignored, in whole or in part, and you have exhausted the Plan’s internal appeal procedure, you may file suit in state or federal court. If Plan fiduciaries misuse the Plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

Should you have any questions about the Plan or your rights, you should contact Employee Benefits in Allentown. If you have any questions about your rights under ERISA or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest Area Office of the Employee Benefits Security Administration, U.S. Department of Labor listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W. Washington, DC 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the Publications Hotline of the Employee Benefits Security Administration.

Use of Plan and Summary Plan Description

This document is intended to constitute both the Plan and the Summary Plan Description. Neither the Plan nor the Plan description is intended to create any rights on the part of employees, except rights to Plan benefits to which they are entitled by the express terms of the Plan. Specifically, no rights are created with respect to continued employment. It is understood that all employees to whom the materials in this Plan apply are employed at the will of the individual and the Company or its affiliate employing them and in accord with all statutory provisions.

IN WITNESS WHEREOF, Air Products and Chemicals, Inc. has caused this Plan to be executed on this      day of April 2016.

Attest:	AIR PRODUCTS AND CHEMICALS, INC.

By
Seifollah Ghasemi
President and Chief Executive Officer